Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Chris Smith
Public Relations and Corporate Communications
Eyetech Pharmaceuticals, Inc.
Office: (212) 824-3203
Mobile: (973) 489-5076
E-mail: chris.smith@eyetech.com
www.eyetech.com
EYETECH ANNOUNCES ENROLLMENT OF THE FIRST PATIENT IN A PHASE 3 CLINICAL
TRIAL OF MACUGEN® (pegaptanib sodium injection) IN DIABETIC MACULAR EDEMA (DME)
AND DIABETIC RETINOPATHY
Phase 2 study of Macugen in diabetic macular edema (DME) published in the October issue of
Ophthalmology
NEW YORK, October 17, 2005 - Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) announced today enrollment of the first patient in a Phase 3 randomized, controlled, double-masked, multi-center, comparative dose-finding trial that will compare the safety and efficacy of Macugen® (pegaptanib sodium injection) in patients with diabetic macular edema (DME). Diabetic retinopathy score is a pre-specified secondary endpoint of the Phase 3 study. Patients in the Phase 3 study will receive intravitreous injections of 0.3, 0.03, or 0.003 mg of Macugen, or sham injections, every 6 weeks for 3 years. Total planned enrollment for the trial is 900 patients. Enrollment is anticipated to be complete by February 2007. Macugen is indicated in the United States for the treatment of neovascular age-related macular degeneration (neovascular AMD) and is not approved for the treatment of DME or diabetic retinopathy.
This Phase 3 study follows the prospective analysis of the Phase 2 Macugen DME study, now published in the October 2005 issue of Ophthalmology. DME is a complication of diabetic retinopathy, in which damaged blood vessels in the retina leak fluid into the macula, the part of the retina that provides sharp, central vision, causing it to swell. A retrospective subgroup analysis of this study, which suggests that Macugen may have potential in treating patients with retinal neovascularization associated with diabetic retinopathy, is being presented on October 18th at the American Academy of Ophthalmology (AAO) meeting in Chicago, Illinois.

Eyetech Announces Enrollment of the First Patient in a Phase 3 Clinical Trial of Macugen®_(pegaptanib sodium injection) in Diabetic Macular Edema (DME) and Diabetic Retinopathy

“With millions of diabetics at risk of losing their vision, there is a significant medical need to find more safe and effective ways to treat diabetic retinopathy and DME,” said Michael Altaweel, M.D., Department of Ophthalmology and Visual Sciences, University of Wisconsin. “In limited Phase 2 studies, Macugen, the only anti-VEGF therapy being studied in DME and diabetic retinopathy in large clinical trials, has shown potential in treating these conditions.”
Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). Macugen is indicated in the United States and Brazil for the treatment of neovascular age-related macular degeneration (neovascular AMD) and in Canada for the treatment of subfoveal choroidal neovascularization (CNV) secondary to age-related macular degeneration. In September 2005, the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Evaluation Agency (EMEA), issued a positive opinion recommending approval of Macugen for the treatment of neovascular AMD in Europe. Macugen applications have also been filed in twelve additional countries. Eyetech and Pfizer Inc co-promote Macugen in the United States. Eyetech granted Pfizer the exclusive rights to commercialize Macugen in countries outside the United States pursuant to a royalty-bearing licensing agreement.
Diabetic retinopathy is the leading cause of vision impairment and blindness in people 20-74 years of age. An estimated 18 million people diagnosed with diabetes are at risk of vision impairment and vision loss due to diabetes complications. Diabetic retinopathy affects 5.3 million adults in the United States and as many as 24,000 people go blind from the condition each year. Nearly sixty percent of diabetes patients are expected to develop diabetic retinopathy within ten years of their diagnosis, and eighty percent of patients within 15 years of their diabetes diagnosis. Additionally, approximately 75,000 new cases of DME are recorded each year in the United States. There currently is no approved drug treatment for diabetic retinopathy or DME. Currently the only available treatment to minimize vision loss in patients with these conditions is periodic laser surgery, which is not a cure, usually does not restore vision that has already been lost, and may be associated with side effects, such as diminished peripheral and night vision.
About Diabetic Retinopathy and Diabetic Macular Edema
Diabetic retinopathy is a disease affecting the blood vessels of the retina, resulting in multiple abnormalities including impeded blood flow (retinal ischemia) and excessive leakage of fluid from blood vessels that can cause retinal thickening or edema and hemorrhages. When the blood vessel leakage causes swelling within the macula, it is referred to as diabetic macular edema (DME). Patients may also present abnormal blood vessel growth (proliferative diabetic retinopathy) that can lead to profuse hemorrhages and severe retinal damage.

Eyetech Announces Enrollment of the First Patient in a Phase 3 Clinical Trial of Macugen®_(pegaptanib sodium injection) in Diabetic Macular Edema (DME) and Diabetic Retinopathy

About Macugen
Macugen is indicated in the United States for the treatment of neovascular age-related macular degeneration (neovascular AMD) and is administered in a 0.3-mg dose once every six weeks by intravitreal injection. Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from blood vessels), two pathological processes that contribute to the vision loss associated with neovascular AMD.
For full prescribing information about Macugen, please visit www.macugen.com.
Important Safety Information
Macugen is contraindicated in patients with ocular or periocular infections.
Intravitreal injections including those with Macugen have been associated with endophthalmitis. Proper aseptic injection technique — which includes use of sterile gloves, a sterile drape, and a sterile eyelid speculum (or equivalent) — should always be utilized when administering Macugen. In addition, patients should be monitored during the week following the injection to permit early treatment, should an infection occur.
Increases in intraocular pressure (IOP) have been seen within 30 minutes of injection with Macugen. Therefore, IOP as well as the perfusion of the optic nerve head should be monitored and managed appropriately.
Serious adverse events related to the injection procedure occurring in <1% of intravitreal injections included endophthalmitis, retinal detachment, and iatrogenic traumatic cataract.
Most frequently reported adverse events in patients treated for up to two years were anterior chamber inflammation, blurred vision, cataract, conjunctival hemorrhage, corneal edema, eye discharge, eye irritation, eye pain, hypertension, increased IOP, ocular discomfort, punctate keratitis, reduced visual acuity, visual disturbance, vitreous floaters, and vitreous opacities. These events occurred in approximately 10% to 40% of patients.
About Eyetech Pharmaceuticals, Inc.
Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech’s initial focus is on diseases

Eyetech Announces Enrollment of the First Patient in a Phase 3 Clinical Trial of Macugen®_(pegaptanib sodium injection) in Diabetic Macular Edema (DME) and Diabetic Retinopathy

affecting the back of the eye. Eyetech is commercializing Macugen® (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for the treatment of diabetic macular edema, diabetic retinopathy and retinal vein occlusion.
Eyetech Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to successful recruitment of patients for the clinical development of Macugen in DME and diabetic retinopathy; successful outcomes in the further clinical development of Macugen; regulatory approval of Macugen for DME and diabetic retinopathy; continued acceptance of Macugen by the medical community, by patients receiving therapy and by third party payors for neovascular AMD; supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results; and the success of Macugen’s launch for use in neovascular AMD. These and other risks are described in greater detail in the “Risk Factors” section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, including Eyetech’s planned acquisition by OSI Pharmaceuticals, Inc., dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
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